Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Aether Holdings, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, to the best of his knowledge and in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.                    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

/s/ David S. Oros	May 10, 2006
David S. Oros
Chief Executive Officer

/s/ David C. Reymann	May 10, 2006
David C. Reymann
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Aether Holdings, Inc. and will be retained by Aether Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.